Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Third Quarter 2025 Results

Achieved 30% Sequential Growth to Reach 4.8 Million Monthly Active Users on TiVo One Platform

Signed Tenth TiVo OS Partner and Multiple Advertising Partnerships for Media Platform Expansion in 2026

Reiterates Full Year Guidance of $440-460 Million in Revenue and 15-17% Adjusted EBITDA Margin

San Jose, Calif. (November 5, 2025) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced third quarter 2025 financial results for the period ended September 30, 2025.

“By the end of the third quarter, we achieved nearly all of our strategic growth goals for 2025,” said Jon Kirchner, chief executive officer of Xperi. “We reached 4.8 million monthly active users on the TiVo One platform, added our tenth TiVo OS partner, and signed a number of new monetization partnerships. This progress is a clear validation of our TV OS value proposition in the media platform market. In the Connected Car market, the AutoStage platform has reached over 13 million vehicles, and we remain confident in our ability to monetize this platform through data and advertising partnerships.

“Our financial results for the quarter reflect our continued focus on cost management, profitability, and cash generation – as evidenced by a second consecutive quarter of positive free cash flow. In addition, as part of our effort to drive long term shareholder value, today we announced a workforce reduction that reflects our commitment to invest in significant growth opportunities while managing the business for improved profitability.”

Financial Results

GAAP ($ millions, except per share data)	Q3 FY25	Q3 FY24
Revenue	$111.6	$132.9	[1]
GAAP operating loss	$(1.4)	$(18.6)
GAAP net loss[2]	$(6.1)	$(16.8)
GAAP diluted loss per share[2]	$(0.13)	$(0.37)

Non-GAAP[3] ($ millions, except per share data)	Q3 FY25	Q3 FY24
Revenue	$111.6	$132.9	[1]
Non-GAAP operating income	$17.5	$24.5
Non-GAAP net income[2]	$12.8	$23.3
Non-GAAP earnings per share[2]	$0.28	$0.51
Non-GAAP adjusted EBITDA	$23.1	$31.4
Non-GAAP adjusted EBITDA Margin	20.7%	23.7%

1 The contribution from Perceive, which was divested on October 2, 2024, accounted for approximately $1.3 million of revenue in Q3 FY2024.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

Strong growth in footprint across both U.S. and Europe with new partnerships validating our monetization opportunity in key markets

•
TiVo One monthly active users increased sequentially by 30% in the quarter, reaching 4.8 million.

•
Achieved our 2025 goal of adding two TiVo OS TV partnerships, for a total of 10, with the signing of a European brand for a leading Asia-based Original Device Manufacturer.
•
Average Revenue Per User (ARPU) for the TiVo One platform, as defined below, was $8.75 as of September 30, 2025.
•
Signed multiple monetization partnerships, including agreements with Titan Ads and Comscore, which further validates the value of our TiVo One footprint as a foundation for future monetization growth.

Connected Car

Continued strong growth in the connected car platform footprint as well as new OEM programs that are expected to establish critical mass for long-term monetization

•
Expanded our footprint to more than 13 million vehicles on the AutoStage platform and secured two new video-based DTS AutoStage OEM programs.
•
Launched DTS AutoStage Broadcaster Portal that provides first party data on in-vehicle radio listening, advanced media analytics and measurement across more than 250 designated market areas (DMAs) for radio in the United States.
•
Initiated collaboration with leading audio media companies in the U.S. and U.K. to launch targeted advertising trials on the AutoStage platform.
•
Signed multi-year HD Radio contract with a major Asian Tier 1 partner which is expected to grow HD Radio penetration among Japanese automobile brands.

Pay TV

Video-over-broadband continued double-digit growth with key renewals demonstrating partner commitment to the TiVo platform

•
IPTV subscribers increased 32% year-over-year, reaching 3.2 million households.
•
Renewed agreement with the National Content and Technology Cooperative (NCTC), covering over 70 U.S. operators and securing IPTV subscriber commitments for four additional years.
•
Signed a multi-year renewal contract with Mitchell Seaforth Cable TV (MSC), a long-standing Canadian provider of advanced video and telecom solutions, which enables the delivery of TiVo services to operators across Canada and reinforces our position in a fast-growing IPTV market as TiVo's footprint scales in the region.

Consumer Electronics

Continued trend of securing long-term renewals with commitments to our technology

•
Renewed multi-year contract with Vestel to deploy DTS audio solutions across its TV brands.
•
Expanded partnership with Sony Pictures for the release of hundreds of additional titles in IMAX Enhanced* with DTS:X immersive audio designated for FAST and AVOD distribution to Smart TVs participating in the program.
•
Expanded the IMAX® Enhanced*program in the home projector category through new agreements with Optoma and Epson.

* IMAX® Enhanced is a certification and licensing program operated by IMAX Corporation and DTS, Inc.

Workforce Reduction

On November 1, 2025, we approved a restructuring plan to improve cost efficiency and better align our operating structure with our long-term strategies and current market conditions. This plan involves reducing our global workforce by approximately 250 employees and impacts all business and functional areas. In connection with this plan, we estimate that we will incur between $16 million and $18 million of restructuring and related charges, substantially all of which consists of employee severance and related costs. This plan became effective immediately upon approval, and we expect substantially all the restructuring activities to be completed by the end of the first half of 2026. We expect that these reductions, once completed, will generate savings of $30 million to $35 million on an annualized basis. These expense reductions are intended to help offset an expected revenue mix shift as our media platform expands in 2026, which we expect will initially have higher cost of sales than other parts of our business.

Financial Outlook

The Company reiterates its outlook for fiscal year 2025 as follows:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$440M to $460M	$440M to $460M
Adjusted EBITDA Margin[1,2]	n/a	15% to 17%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its third quarter 2025 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, November 5, 2025. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Xperi Q3 2025 Earnings Call.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding revenue growth and Adjusted EBITDA Margin growth, improved profitability, long term shareholder value, our restructuring plan and related charges and expected savings, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, our cost management focus and monetization goals and expectations, including, without limitation, expectations regarding growth in the Media Platform business, including through advertising partnerships, monetization of AutoStage platform in Connected Car, footprint growth for TiVo One, TiVo IPTV, and HD Radio, and expansion of advertising activity on our TiVo One ad platform, and other objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as updated in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC, and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2025 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Calculation of Average Revenue Per User for TiVo One

Average Revenue Per User (ARPU) for TiVo One is calculated by dividing monetization revenue within Media Platform for the trailing four quarters by the average number of TiVo One Monthly Active Users during that same period. Monetization revenue includes all advertising and data monetization revenue from the TiVo One platform and from other parts of our Media Platform business. This metric helps investors and management measure how effectively the Company monetizes its user base through advertising and data on its platforms.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$111,632	$132,891	$331,598	$371,326
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	29,078	27,484	92,226	86,193
Research and development	29,923	53,627	99,255	149,189
Selling, general and administrative	42,536	56,483	132,376	165,938
Depreciation expense	3,470	2,918	9,823	9,780
Amortization expense	7,987	10,934	26,853	33,015
Total operating expenses	112,994	151,446	360,533	444,115
Operating loss	(1,362)	(18,555)	(28,935)	(72,789)
Interest and other income, net	821	2,379	4,863	4,711
Interest expense - debt	(761)	(756)	(2,252)	(2,252)
Gain on divestiture	—	—	—	22,934
Loss before taxes	(1,302)	(16,932)	(26,324)	(47,396)
Provision for income taxes	4,805	2,899	12,930	16,437
Net loss	(6,107)	(19,831)	(39,254)	(63,833)
Less: net loss attributable to noncontrolling interest	—	(3,026)	—	(3,609)
Net loss attributable to the Company	$(6,107)	$(16,805)	$(39,254)	$(60,224)
Net loss per share attributable to the Company - basic and diluted	$(0.13)	$(0.37)	$(0.86)	$(1.33)
Weighted-average number of shares used in computing net loss per share attributable to the Company - basic and diluted	46,276	45,683	45,637	45,180

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$96,784	$130,564
Accounts receivable, net	56,823	58,745
Unbilled contracts receivable, net	78,159	83,075
Prepaid expenses and other current assets	29,547	32,488
Deferred consideration from divestiture	11,762	—
Total current assets	273,075	304,872
Note receivable, noncurrent	31,462	29,702
Deferred consideration from divestiture, noncurrent	7,693	18,217
Unbilled contracts receivable, noncurrent	62,720	45,396
Property and equipment, net	50,468	44,473
Operating lease right-of-use assets	31,038	30,082
Intangible assets, net	136,868	163,714
Deferred tax assets	7,825	7,228
Other noncurrent assets	27,670	24,076
Total assets	$628,819	$667,760
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,094	$16,979
Accrued liabilities	78,197	94,420
Deferred revenue	17,756	23,950
Short-term debt	—	50,000
Total current liabilities	113,047	185,349
Long-term debt	40,000	—
Deferred revenue, noncurrent	16,589	20,932
Operating lease liabilities, noncurrent	23,497	19,932
Deferred tax liabilities	1,491	1,491
Other noncurrent liabilities	13,157	10,979
Total liabilities	207,781	238,683
Equity:
Common stock	46	44
Additional paid-in capital	1,303,319	1,274,561
Accumulated other comprehensive loss	(3,629)	(6,084)
Accumulated deficit	(878,698)	(839,444)
Total equity	421,038	429,077
Total liabilities and equity	$628,819	$667,760

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(39,254)	$(63,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	32,069	45,309
Amortization of intangible assets	26,853	33,015
Depreciation of property and equipment	9,823	9,780
Accrued interest income from note receivable	(1,760)	(1,455)
Accretion of discount from deferred consideration from divestitures	(1,238)	(676)
Gain from divestiture	—	(22,934)
Deferred income taxes	(597)	66
Other	2,298	(279)
Changes in operating assets and liabilities:
Accounts receivable	1,445	(8,554)
Unbilled contracts receivable	(12,408)	(43,518)
Prepaid expenses and other assets	896	4,684
Accounts payable	(1,475)	(328)
Accrued and other liabilities	(10,730)	(7,047)
Deferred revenue	(10,537)	(799)
Net cash used in operating activities	(4,615)	(56,569)
Cash flows from investing activities:
Purchases of property and equipment	(2,439)	(3,304)
Capitalized internal-use software	(12,161)	(9,175)
Purchases of intangible assets	(7)	(157)
Net cash used in divestiture	—	(227)
Net cash used in investing activities	(14,607)	(12,863)
Cash flows from financing activities:
Repayment of short-term debt	(50,000)	—
Repurchases of common stock	—	(9,999)
Withholding taxes related to net share settlement of equity awards	(6,624)	(6,645)
Payment of debt issuance costs	(1,249)	—
Proceeds from long-term debt	40,000	—
Proceeds from issuance of common stock under employee stock purchase plan	3,315	4,328
Net cash used in financing activities	(14,558)	(12,316)
Net decrease in cash and cash equivalents	(33,780)	(81,748)
Cash and cash equivalents at beginning of period (1)	130,564	154,434
Cash and cash equivalents at end of period	$96,784	$72,686
(1)
Includes $12.3 million of cash and cash equivalents classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2025	2024
Reconciliation of net income attributable to the Company:
GAAP net loss attributable to the Company	$(6,107)	$(16,805)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	9,640	15,249
Amortization of intangible assets	7,987	10,934
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	233	7,961
Severance and retention(3)	1,006	9,184
Income tax adjustment(4)	31	(3,216)
Non-GAAP net income attributable to the Company	$12,790	$23,307

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$883	$822
Research and development	$2,783	$5,225
Selling, general and administrative	$5,974	$9,202
(2) Transaction, integration and restructuring costs included in above line items:
Research and development	$—	$4,324
Selling, general and administrative	$233	$3,384
Interest and other income, net	$—	$253
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$51	$542
Research and development	$109	$6,287
Selling, general and administrative	$846	$2,355
(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of net income per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.13)	$(0.37)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.21	0.33
Amortization of intangible assets	0.17	0.24
Transaction, integration and restructuring related costs	0.03	0.38
Income tax adjustment	—	(0.07)
Non-GAAP net income per share attributable to the Company	$0.28	$0.51

GAAP weighted-average number of shares - basic and diluted	46,276	45,683
Non-GAAP weighted-average number of shares - diluted	46,391	45,837

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP operating loss	$(1,362)	$(18,555)
Adjustments to GAAP operating loss:
Stock-based compensation	9,640	15,249
Amortization of intangible assets	7,987	10,934
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	233	7,708
Severance and retention	1,006	9,184
Non-GAAP operating income	$17,504	$24,520

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP net loss	$(6,107)	$(19,831)
Adjustments to GAAP net loss:
Interest expense	934	1,123
Provision for income taxes	4,805	2,899
Stock-based compensation	9,640	15,249
Depreciation expense	3,470	2,918
Amortization of intangible assets	7,987	10,934
Amortization of capitalized cloud computing costs	1,098	1,003
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	233	7,961
Severance and retention	1,006	9,184
Non-GAAP Adjusted EBITDA	$23,066	$31,440
Non-GAAP Adjusted EBITDA Margin(1)	20.7%	23.7%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.